Exhibit 107

Calculation of Filing Fee Tables

S-8

(Form Type)

Banzai International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Plan	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (2)	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	2023 Equity Incentive Plan	Equity	Class A Common Stock, par value $0.0001 per share	Other	1,924,257	$1.29	$2,482,291.53	$0.00013810	$342.80
	2023 Employee Stock Purchase Plan	Equity	Class A Common Stock, par value $0.0001 per share	Other	5,191	$1.29	$6,696.39	$0.00013810	$.92
		Total Offering Amounts					$2,488,987.92		$343.72
		Total Fee Offsets							–
		Net Fee Due							$343.72

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act, and based upon the average of the high ($1.37) and low ($1.22) prices of the Registrant’s Class A Common Stock as reported on the Nasdaq Capital Market on February 12, 2026, which date is within five business days prior to filing this Registration Statement.

(2)	This registration statement on Form S-8 (the “Registration Statement”) covers (i) 1,924,257 shares of Class A common stock of Banzai International, Inc. (the “Registrant”) issuable pursuant to awards under the Registrant’s 2023 Equity Incentive Plan (the “Incentive Plan”); (ii) 5,191 shares of the Registrant’s Class A common stock issuable pursuant to the Registrant’s 2023 Employee Stock Purchase Plan (the “ESPP,” together with the Incentive Plan, the “Plans”), and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), an indeterminate number of additional shares of Class A common stock that may become issuable under the terms of the Plans by reason of any stock split, stock dividend, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of Class A common stock. Additionally, pursuant to Rule 416(b) under the Securities Act, if prior to the completion of the distribution of the shares of Class A common stock registered under this Registration Statement all shares of Class A common stock are combined by a reverse share split into a lesser number of shares of Class A common stock, the number of undistributed shares of Class A common stock covered by this Registration Statement shall be proportionately reduced.